EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We consent to incorporation by reference in the Registration Statements (Form S-3 Nos. 333-110307 and 333-141566) and Registration Statements (Form S-8 Nos. 333-151603, 333-134901, 333-110308, 33-96624, 333-48597, 333-52927 and 333-51884) of our report dated March 5, 2009 with respect to the financial statements of MakeMusic Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2008.
/s/ McGladrey & Pullen, LLP
Minneapolis, Minnesota
March 5, 2009